EXHIBIT 99(a)

FOR IMMEDIATE RELEASE

March 30, 2005

Digi International Announces the Acquisition of FS Forth-Systeme GmbH and Sistemas Embebidos S.A.

-Creating the Industry’s broadest range of ARM-based embedded networking solutions

MINNETONKA, MN, March 30, 2005 - Digi International (NASDAQ: DGII) today announced the acquisition of FS Forth-Systeme GmbH and Sistemas Embebidos S.A, both leading providers of embedded modules and software for the rapidly expanding embedded networking market.

The addition of FS Forth and Sistemas Embebidos immediately adds a wide range of commercially available, embedded networking modules based on NET+ARM™ and other architectures with supporting embedded software to Digi’s embedded product portfolio. In addition, the acquisition adds expertise in a wide range of popular operating systems such as Linux, Windows CE and VxWorks®. Coupled with Digi’s NET+ARM™ family of 32-bit network microprocessors and the NET+Works® complete development environment, the acquisition extends Digi’s lead in providing the industry’s broadest range of ARM-based embedded networking products.

The purchase price includes an initial payment of $4.4 million and is subject to possible post-closing adjustments, and additional payments over two years. The additional payments are dependent on FS Forth and Sistemas Embebidos achieving certain future milestones. FS Forth and Sistemas Embebidos, which are privately held and previously a part of Embedded Solutions AG of Germany, will operate as separate legal entities but will be included in Digi International’s consolidated financial statements. Digi anticipates that this acquisition will be accretive to earnings in fiscal year 2005.

“This acquisition enables Digi to address the networked core module business opportunity much more aggressively. We now have the ability to target the Linux, Windows CE and VxWorks® centric applications in addition to NET+O/S,” says Joe Dunsmore, CEO of Digi

International. “As with our co-processor strategy, Digi customers will have the unique ability to migrate seamlessly from core module to chip, protecting their R&D investment”.

“We are excited to join forces with Digi. It is a strong confirmation of our long term strategy, and our combined product offering together with Digi’s strong brand and world-wide market will enable tremendous customer success.” said Klaus Flesch, CEO of FS Forth and Sistemas Embebidos.

Since its inception in 1983, FS Forth and Sistemas Embebidos has developed solid relationships with customers such as Siemens, Hirschmann, Sauter, Pro Control , Bizerba, AFT Atlas, Ikusi and Metso Automation.

Forward-looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates; rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2004 and its quarterly reports on Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Digi International
Digi International, based in Minneapolis, is the leader in Connectware and makes device networking easy by developing products and technologies that are cost effective and easy to use. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information, visit Digi’s web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International).

Digi, Digi International, and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective owners.

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Press Contacts:
S. (Kris) Krishnan
Digi International
952-912-3125
Email: S. (Kris) Krishnan

Investor Contacts:
Kathryn McNeil/John Nesbett
The Investor Relations Group
212-825-3210